                                                                      EXHIBIT 21



                         SUBSIDIARIES OF THE REGISTRANT




                                                                  State of
                                                  Percentage   Incorporation
                                                      of             or
Parent                    Subsidiary              Ownership     Organization
------                    ----------              ----------  ----------------
Ottawa Financial
 Corporation              AmeriBank               100%        Federal


AmeriBank                 OS Services, Inc.       100%        Michigan


AmeriBank                 Midwest Investment      100%        Michigan
                          Services, Inc.


     The financial statements of Ottawa Financial Corporation are consolidated with those of its subsidiaries.